Exhibit 5.1

March 28, 2013

Board of Trustees
Power REIT
301 Winding Road
Old Bethpage, NY  11804


Ladies and Gentlemen:

       We have acted as counsel to Power REIT, a Maryland real estate investment trust (the "Company"), for the purpose of rendering to you those certain opinions set forth in this letter in connection with the planned "at-the-market" offering of up to $5,400,000 of the Company's common shares, $0.001 par value per share (the "Shares"), as described in that certain Prospectus Supplement (the "Prospectus Supplement") supplementing the Prospectus (the "Prospectus") included in the Company's Registration Statement on Form S-3 (Reg. No. 333-180693) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"). As we have been retained as special counsel to render these opinions, understand that we are not generally familiar with the day-to-day operations of the Company. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of
Item 601(b)(5) of Regulation S-K, 17 C.F.R. 229.601(b)(5), in
connection with the Registration Statement.

       The opinions set forth in this letter are based solely upon our review of, as submitted to us, the following documents (the "Reviewed Documents"):

a.	the Prospectus Supplement, as filed pursuant to Rule 424(b)(5)
with the SEC dated March 28, 2013;

b.	the Company's Articles of Amendment and Restatement of
Declaration of Trust, in the form included as Exhibit 3.1 to the Company's Form 8-K filed with the SEC on December 5, 2011;

c.	the Company's Bylaws, in the form included as Exhibit 3.2 to the Company's Registration Statement on Form S-4 filed with the SEC on November 7, 2011;

d.	the resolutions adopted by written consent of all of the
Company's Trustees on March February 28, 2013; and

e.	an unexecuted copy of the Sales Agreement between the Company and MLV & Co. LLC, dated March [  ], 2013 (the "Sales
Agreement").

       In addition, we have made such investigations of published sources of law as we have deemed appropriate based solely on the Reviewed Documents for the purpose of providing the opinions hereinaf-ter expressed.

       For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter
expressed.   In our examination of the aforesaid documents, we have
assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies. We have also assumed that the representations of officers and employees of the Company are true and correct as to questions of fact.

       This opinion letter is based as to matters of law solely on applicable provisions of Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, (the "Maryland REIT Law") and applicable provisions of the Maryland General Corporation Law, as amended (the "MGCL"). As used herein, the terms "Maryland REIT Law" and "MGCL" include the statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

       Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares, when issued and sold by the Company in accordance with the terms of the Sales Agreement against payment in full to the Company of the consideration set forth therein, will be duly authorized, validly issued, fully paid and nonassessable.

       This opinion is being furnished solely in connection with the filing of the Prospectus Supplement, and speaks as of the date hereof. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

       We hereby consent to (i) the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement and (ii) the reference to this firm under the caption "Legal Matters" in the Prospectus
Supplement and the Prospectus.   In giving this consent, we do not
thereby admit that we are an "expert" within the meaning of the Act.

Very truly yours,


/s/ Leech Tishman Fuscaldo & Lampl LLC